SHERB & CO., LLP
2700 North Military Trail, Suite 200, Boca Raton, FL 33431
Voice: 561 939-1275  Fax: 561 826-8100
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Certified Public Accountants



Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We consent to the incorporation in this Registration Statement on Form SB-2/A, of our report dated July 22, 2005 for the period ended April 30, 2005 relating to the balance sheet of Sunwin International Neutraceuticals, Inc. and Subsidiaries as of April 30, 2005 and the related statements of operations, stockholders' equity, and cash flows for the years ended April 30, 2005 and 2004. We also consent to the reference to our firm under the caption "Experts" in the Prospectus.





                   /s/Sherb & Co, LLP
                      Sherb & Co., LLP
                      Certified Public Accountants



Boca Raton, Florida
September 2, 2005